CONFIDENTIAL MATERIALS

**DRAFT – For Discussion Purposes Only**

THE INFORMATION CONTAINED IN THIS EXHIBIT REPRESENTS A DRAFT PRELIMINARY ANALYSIS PREPARED BY UPDATA CAPITAL, INC. WHICH IS NOT COMPLETE. THE ANALYSIS WAS NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE AND STOCKHOLDERS SHOULD NOT ATTRIBUTE UNDUE WEIGHT TO THESE MATERIALS WHICH ARE SUPERCEDED IN THEIR ENTIRETY BY SUBSEQUENT ANALYSES PREPARED BY UPDATA CAPITAL AND FILED AS EXHIBITS TO THE SCHEDULE 13E-3 OF WHICH THIS EXHIBIT FORMS A PART

fairness opinion prepared for:

# Joule, Inc

Presented to: The Special Committee of the Board of Directors of Joule

September XX, 2003

UPDATA CAPITAL

# TABLE OF CONTENTS

# INTRODUCTION

- Updata Capital, Inc. ("Updata" or "Updata Capital") has been retained by the Special Committee of the Board of Directors of Joule, Inc. (the "Special Committee") to act as the Special Committee's financial advisor in connection with the prospective sale (the "Transaction") of Joule, Inc. (the "Company") to JAC Acquisition Company ( "JAC"), a newly formed Delaware corporation owned by Emanuel N. Logothetis,Chairman of the Board and Chief Executive Officer of Joule Inc. his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr. President and Chief Operating Officer of Joule.

- This document is meant solely to assist the Special Committee in its evaluation of the Transaction. At no time does Updata seek to advise the Special Committee on a course of action regarding this Transaction. Further, Updata has not been retained to act as Joule's financial advisor with respect to the sale of Joule as a whole. Updata has not solicited other bids to purchase Joule nor has Updata expressed any opinion as to whether any alternative transaction might produce consideration for the stockholders in an amount greater than is implied by the Transaction.

- This document has been prepared solely for the use of the Special Committee in connection with its consideration of the Transaction. This document may not be reproduced, disseminated, quoted or referred to at any time without the prior written consent of Updata Capital.

- This document is based upon publicly available information and selected information provided by the Company's management team. Updata Capital has not independently verified any of this information, and has relied on it being complete and accurate in all material respects. Updata has not obtained an independent appraisal of the Company's assets and liabilities but has relied on the assessment of such assets and liabilities as provided by the Company's management.

- The analysis contained herein has been based on general economic, business, and market information that could be reasonably evaluated as of the date this document was delivered to the Special Committee. Subsequent events that could affect the analyses set forth herein may include adverse changes in industry performance or fundamental changes to the business, financial condition and results of operations of the Company.

# SCOPE OF OUR ANALYSIS

# SCOPE OF OUR ANALYSIS

**Offer to Purchase:**

Reviewed the terms of recent drafts of the Offer to Purchase, the most recent draft reviewed being dated as of September 16, 2003, and based our opinion on our understanding that the terms and conditions of the most recent Offer to Purchase draft reviewed will not materially change.

**Financial Due Diligence:**

Reviewed the Company's recent SEC filings including but not limited to its Annual Report on Form 10-K for the three fiscal years ended September 30, 2002. Also reviewed certain other historical and current financial data provided by Joule's management and that was otherwise publicly available including income statement information by business line, projected financial information through FY2005, appraisal of the owned real estate, lease information and revenue by top 10 customers. Also discussed with Company senior management certain internal business, financial and operating information regarding current and forecasted financial information.

**Strategic Review:**

Participated in certain discussions with Joule's senior management concerning the Company's operational performance and prospects, and strategic rationale for the Transaction.

**Comparable Public Companies:**

Compared last 12 month ("LTM") and estimated calendar year 2003 revenues and LTM operating cash flow (EBITDA) trading multiples implied by the Offer (evaluated as of September XX, 2003) with those of other publicly traded multi-services staffing companies we deemed relevant with enterprise values (market values minus cash and equivalents, plus debt) less than $500 million. Also performed the same analysis using publicly traded multi-services staffing companies revenues of less than $150 million.

**Selected Precedent Acquisitions:**

Compared the LTM revenue and EBITDA multiples implied by the Offer with available information concerning LTM revenue and EBITDA multiples paid in selected acquisitions of other public U.S. staffing companies since January 2002 at deal values (offer price minus cash and equivalents, plus debt on target's balance sheet) of less than $150 million.

# SCOPE OF OUR ANALYSIS

**Premiums Paid on Public Deals:**

Considered recent going private transactions with respect to premiums paid over the target's publicly traded stock price at 1, 5, and 20 trading days prior to the announcement date of the transaction. Performed the same analysis on going private transactions where only a minority interest was acquired.

**Share Prices and Trading:**

Reviewed historical reported closing share prices and trading activity for Joule's common stock over the past 12 months. Compared Joule's recent stock price performance with that of NASDAQ and with public companies we deemed comparable in whole or in part to Joule.

**Discounted Cash Flow Analysis:**

Reviewed a discounted cash flow analysis and developed a valuation range based on discounted five-year cash flows and a multiple of terminal year EBITDA. The analysis was performed using management projections for 2004. Estimated growth and profit margins for 2005 through 2008 were based on historical averages and trends. Industry average trading multiples were applied to arrive at the terminal value

**Liquidation Analysis:**

Reviewed a liquidation analysis of the Company provided by Joule's management team. The analysis yielded an estimated range of value that such alternative would have to the Company's stockholders. The analysis assumes the Company's operations would be terminated as of September 30, 2003 and the Company's assets would be liquidated for cash and distributed to the stockholders. Updata reviewed the liquidation analysis provided by management but did not independently verify the validity of this analysis. Liquidation analysis resulted in a per share valuation range before any tax consideration of $0.75 - $1.08 per share.

# TRANSACTION SUMMARY

# TRANSACTION VALUE

### *Merger Consideration per share*

| | | | | |
|---|---|---|---|---|
| Total Consideration / Equity Value | = | $ 5.01 | million | |
| Shares Outstanding | | 3.71 | million | *Fully diluted* (1) |
| Per Share Consideration | = | **$ 1.35** | | *Equity Value per Share* |

### *Enterprise Value Calculation*

| | | | | |
|---|---|---|---|---|
| Equity Value | | $ 5.01 | | |
| Less: Cash | | 0.31 | | *Source: Form 10-Q (06/30/03)* |
| Option Proceeds | | 0.02 | | *Source: Stock Option Table provided by Management for in-the-$ options* |
| Plus: Debt | | 3.40 | | *Source: Form 10-Q (06/30/03)* |
| Enterprise Value | = | $8.07 | million | |

Assumptions

[1] Shares outstanding include 25,000 options owned by management — *Source: Management*

| | | | |
|---|---|---|---|
| Shares outstanding | 3.69 | million | *Source: Form 10-Q (06/30/03)* |
| + Options exercised pre-closing | 0.03 | | *Source: Management / Stock Option Table: in-the-$ options* |
| Total: | 3.71 | million | |

UPDATA CAPITAL

# TRANSACTION SUMMARY

*The following summary of Transaction terms reflect our understanding of the Offer to Purchase draft dated September 16, 2003. This summary should be read in conjunction with the entire Offer as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Offer.*

**Offer Consideration:**

Purchaser is offering to buy all of the outstanding Shares of common stock of Joule not owned by the members of the Purchaser Group (the "Shares"). As of September __, 2003, ___________ Shares are being sought in the Offer. In addition, as of September __, 2003, there were a total of __________ vested options, of which ___________ had an exercise price less than the Offer Price, that may also be subject to this Offer. The tender price is $1.35 per Share (the "Offer Price") in cash, without interest, less any required withholding taxes.

**Transaction Structure:**

JAC Acquisition Company, Inc., a newly formed Delaware corporation ("JAC Acquisition Company" or the "Purchaser") owned by Emanuel N. Logothetis ("Mr. Logothetis"), Chairman of the Board and Chief Executive Officer of Joule Inc. ("Joule") his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr. ("Mr. Wellman"), President and Chief Operating Officer of Joule (Mr. Logothetis, the members of his family and Mr. Wellman, collectively referred to herein as the "Purchaser Group"), is offering to purchase (the "Offer") at a price of $1.35 per share, in cash, all outstanding shares of common stock of Joule (the "Shares") not currently owned by the Purchaser Group, on the terms and subject to the conditions specified in the Offer to Purchase.

If the Offer is successful, Purchaser will be merged into Joule in a short-form merger (the "Merger"). In the Merger, each outstanding Share will be converted into the right to receive in cash an amount equal to the Offer Price, without interest, less any required withholding tax, upon the surrender of the certificate(s) representing such Shares.

# TRANSACTION SUMMARY

**Transaction Structure (cont'd):**

As a result of the Offer and the Merger, Joule will be wholly owned by the members of the Purchaser Group, the common stock of Joule will be delisted from the American Stock Exchange and Joule will no longer be subject to the reporting obligations under the Securities Exchange Act of 1934.

**Financing:**

Purchaser has obtained a financing commitment from Fleet Bank ("Fleet Bank") to provide funds for the Offer. The financing will be secured by assets of Joule upon completion of the Offer and the Merger.

**Timing:**

Purchaser hopes to complete the Offer on October __, 2003, the initial scheduled expiration date. However, Purchaser may extend the Offer if the conditions to the Offer have not been satisfied at the scheduled expiration date or if Purchaser is required to extend the Offer by the rules of the SEC. Purchaser expects to complete the Merger on the same day as, or as soon as practicable following the completion of the Offer.

**Offer Conditions**

The Offer is conditioned on, among other things, (i) the satisfaction of the Minimum Tender Condition, which requires the tender of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Joule Shares which would also mean that the Majority of the Minority Condition, which requires the tender of at least a majority of the outstanding Shares excluding Shares beneficially owned by the Purchaser Group and the other executive officers of Joule, had been satisfied; and (ii) the Special Committee not having modified or withdrawn its recommendation that stockholders unaffiliated with Purchaser and the Purchaser Group tender their Shares in this Offer. In no event may the Minimum Tender Condition or the Majority of the Minority Condition be waived.

# IMPLIED TRANSACTION MULTIPLES OF THE OFFER

| | | | | |
|---|---|---|---|---|
| Per Share Equity Value | = | $1.35 | | |
| Total Equity Value | = | $5.01 | million | |
| Plus: Debt | = | 3.40 | | Source: Form 10-Q (06/30/03) |
| Less: Cash | = | 0.31 | | Source: Form 10-Q (06/30/03) |
| Option Exercise Proceeds | = | 0.02 | | Source: Stock Option Table provided by Management for in-the-$ options |
| Enterprise Value | = | $8.07 | million | |

**Implied Transaction Multiples***

| | | Joule Metric | | Implied Multiples: Enterprise Value | Implied Multiples: Equity Value |
|---|---|---|---|---|---|
| LTM Revenue | = | $69.89 | million | **0.12x** | **0.07x** |
| LQA Revenue | = | $69.60 | | **0.12x** | **0.07x** |
| 2003CY Revenue | = | $68.71 | | **0.12x** | **0.07x** |
| LTM EBITDA | = | $0.75 | | **10.7x** | **6.7x** |
| LQA EBITDA | = | $1.46 | | **5.5x** | **3.4x** |
| 2003CY EBITDA | = | $0.98 | | **8.3x** | **5.1x** |

**Implied Transaction Premium**

| Offer Price Per Share | Offer Premium vs. JOL Closing Price: 1 day prior | 5 days prior | 20 days prior |
|---|---|---|---|
| $1.350 | **3.8%** | **3.8%** | **17.4%** |

* LTM = Last Twelve Months; LQA = Last Quarter Annualized (Used Projected 4th Quarter ended 9/30/03)

# OVERVIEW OF JOULE, INC.

# JOULE FINANCIAL SUMMARY

*($ and shares in millions, except per share amounts as noted)*

| SHARE PRICE AND MARKET CAPITALIZATION | | |
|---|---|---|
| Stock Price (9/17/03) | $ | 1.37 |
| 52 Week Closing High (8/26/03) | | 1.48 |
| 52 Week Closing Low (11/18/02) | | 0.70 |
| Shares Outstanding | | 3.69 |
| Cash as of 6/30/03 | | 0.3 |
| Debt as of 6/30/03 | | 3.4 |
| Market Capitalization | | 5.0 |
| Enterprise Value | | 8.1 |

| MARKET MULTIPLES | Multiples |
|---|---|
| Enterprise Value / 2002 Revenue | 0.11x |
| Enterprise Value / 2003E Revenue | 0.12x |
| Enterprise Value / 2002 EBITDA | 9.8x |
| Enterprise Value / 2003E EBITDA | 13.0x |

| | | Fiscal Year Ended September 30, | | | | Calendar Year Ended December 31, |
|---|---|---|---|---|---|---|
| ANNUAL FINANCIALS | | 2000 | 2001 | 2002 | 2003E* | 2003E* |
| Revenues | | 76.5 | 78.7 | 72.8 | 68.7 | 68.7 |
| | Y/Y Growth | 12.5% | 2.8% | -7.4% | -5.6% | |
| Cost of revenue | | 61.9 | 63.1 | 58.8 | 55.8 | 55.7 |
| Gross profit | | 14.6 | 15.6 | 14.0 | 12.9 | 13.0 |
| | Gross margin | 19.1% | 19.8% | 19.3% | 18.8% | 18.9% |
| SG&A | | 12.7 | 14.3 | 14.2 | 13.2 | 12.9 |
| EBIT | | $ 1.9 | $ 1.3 | $ (0.1) | $ (0.3) | $ 0.1 |
| D&A | | 0.8 | 0.9 | 0.9 | 0.9 | 0.9 |
| EBITDA | | $ 2.7 | $ 2.1 | $ 0.8 | $ 0.6 | $ 1.0 |

* Estimates from Joule management.

# JOULE BALANCE SHEET AS OF 6/30/03

$ in millions

| ASSETS | | LIABILITIES AND STOCKHOLDER'S EQUITY | |
|---|---|---|---|
| Current Assets | | Current Liabilities | |
| Cash | $ 0.3 | Loans payable to bank | $ 3.4 |
| Accounts receivable, net | 7.4 | Accounts payable and accrued expenses | 1.2 |
| Prepaid Insurance | 1.0 | Accrued payroll and related taxes | 1.4 |
| Prepaid expenses and other assets | 0.8 | | |
| Total Current Assets | 9.4 | Total Current Liabilities | 5.9 |
| Non Current Assets | | Non Current Liabilities | |
| Property and equipment | 3.9 | Capital Lease Obligations | 0.1 |
| Goodwill | 1.2 | Deferred compensation | 0.1 |
| Other assets | 0.3 | | |
| Total Assets | 14.8 | Total Liabilities | 6.2 |
| | | Stockholders' Equity | |
| | | Common stock | 0.0 |
| | | Additional paid-in capital | 3.7 |
| | | Retained Earnings | 5.3 |
| | | Less: Treasury Stock | (0.4) |
| | | Total Stockholders' Equity | 8.6 |
| **TOTAL ASSETS** | **$ 14.8** | **TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY** | **$ 14.8** |

# JOULE INCOME STATEMENT PERFORMANCE

*Dollars in US millions; calendar year quarters*


Total Revenue
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03


Operating Cash Flow (EBITDA)
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($0.2)
($0.4)
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03

# JOULE BALANCE SHEET PERFORMANCE

*Dollars in US millions; calendar year quarters*


Net Debt
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03


Book Equity
$9.4
$9.2
$9.0
$8.8
$8.6
$8.4
$8.2
$8.0
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02
Q1 03
Q2 03
Q3 03

# OFFER ANALYSIS

# SUMMARY VALUATION


Implied Price
Historical Closing Price Range (1)
Last 30 Trading Days Price
Last 60 Trading Days Price
Last 90 Trading Days Price
Last Twelve Months Trading Price
Comparable Company Analysis
Multi-Service Staffing
CY2003E EV / Revenue
LTM EV / EBITDA
Multi-Service Staffing <$750MM Revenues
LTM EV / Revenue
LTM EV / EBITDA
Precedent Transactions
LTM EV / Revenue
LTM EV / EBITDA
Going Private Transaction Premiums
All Transactions
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Transactions under $50MM in value
Transactions - minority interest in acq.
Discounted Cash Flow Analysis
EBITDA Multiple Terminal Value
Current Proposal:
Share Price: $1.35
$1.30 $1.48
$1.00 $1.27 $1.48
$.95 $1.18 $1.48
$.70 $1.06 $1.48
$.80 $2.47 $4.56
$1.39 $2.04 $3.24
$.51 $1.19 $1.82
$.80 $2.21 $3.42
$.51 $1.20 $1.82
$1.40 $5.78 $10.79
$.43 $.78
$1.27 $1.66 $2.43
$1.08 $1.67 $2.51
$1.12 $1.50 $2.15
$1.31 $1.64 $2.43
$1.33 $1.69 $2.51
$1.12 $1.45 $1.87
$1.27 $1.52 $2.34
$1.08 $1.51 $2.36
$1.17 $1.41 $2.15
$.82 $1.42 $2.18
0 .50 1.00 1.50 2.00 2.50 3.00 3.50 4.00

Notes:

Means are in Bold

1. Based on share prices as of 9/14/03.
2. Based on equity analyst estimates provided through I/B/E/S
3. Range for certain multiple values too large to fit in chart.

UPDATA CAPITAL

# SUMMARY VALUATION

| Methodology | Joule Financial Statistic | Range of Multiple / Premium Low | Range of Multiple / Premium High | Equity Value ($MM) Low | Equity Value ($MM) High | Price / Share (2) Low | Price / Share (2) High |
|---|---|---|---|---|---|---|---|
| **Comparable Company Analysis (1)** | | | | | | | |
| Multi-Service Staffing | | | | | | | |
| LTM EV / Revenue (3) | $69.9 | 0.09x | 0.29x | $3.0 | $16.9 | $0.80 | $4.56 |
| CY2003 EV / Revenue (3)(4) | 68.7 | 0.12x | 0.22x | 5.17 | 12.0 | 1.39 | 3.24 |
| LTM EV/EBITDA(3) | 0.75 | 6.6x | 13.1x | 1.9 | 6.8 | 0.51 | 1.82 |
| Multi-Service Staffing < $150MM Revenues | | | | | | | |
| LTM EV / Revenue (3) | 69.9 | 0.09x | 0.23x | 3.0 | 12.7 | 0.80 | 3.42 |
| LTM EV/EBITDA(3) | 0.75 | 6.6x | 13.1x | 1.9 | 6.8 | 0.51 | 1.82 |
| **Precedent Transactions** | | | | | | | |
| LTM EV / Revenue (3) | 69.9 | 0.12x | 0.62x | 5.2 | 40.0 | 1.41 | 10.79 |
| LTM EV/EBITDA(3) | 0.8 | 3.9x | 8.8x | -0.8 | 2.9 | -0.21 | 0.78 |
| **Going Private Transaction Premiums(1)** | | | | | | | |
| All Transactions | | | | | | | |
| Premium - 1 day Prior | 1.30 | -2.4% | 86.7% | 4.7 | 9.0 | 1.27 | 2.43 |
| Premium - 5 days Prior | 1.30 | -17.1% | 93.1% | 4.0 | 9.3 | 1.08 | 2.51 |
| Premium - 20 days Prior | 1.15 | -2.2% | 86.9% | 4.2 | 8.0 | 1.12 | 2.15 |
| Transactions under $50MM in value | | | | | | | |
| Premium - 1 day Prior | 1.30 | 1.0% | 86.7% | 4.9 | 9.0 | 1.31 | 2.43 |
| Premium - 5 days Prior | 1.30 | 2.0% | 93.1% | 4.9 | 9.3 | 1.33 | 2.51 |
| Premium - 20 days Prior | 1.15 | -2.2% | 62.8% | 4.2 | 6.9 | 1.12 | 1.87 |
| Transactions where minority interest was acquired | | | | | | | |
| Premium - 1 day Prior | 1.30 | -2.4% | 79.8% | 4.7 | 8.7 | 1.27 | 2.34 |
| Premium - 5 days Prior | 1.30 | -17.1% | 81.8% | 4.0 | 8.8 | 1.08 | 2.36 |
| Premium - 20 days Prior | 1.15 | 1.9% | 86.9% | 4.3 | 8.0 | 1.17 | 2.15 |

Notes:

1. As of 9/19/03.
2. Based on fully diluted shares outstanding including options.
3. Equity value reflects the enterprise value minus net debt of $3.1MM.
4. Joule estimates provided by Joule management.

# JOULE TRADING HISTORY LTM

| Last | Low | Mean | High |
|---|---|---|---|
| 30 trading days | $ 1.30 | $ 1.39 | $ 1.48 |
| 60 trading days | 1.00 | 1.27 | 1.48 |
| 90 trading days | 0.95 | 1.18 | 1.48 |
| Twelve months | 0.70 | 1.06 | 1.48 |


Volume in thousands
Price
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Joule reports full FY 2002 results
Joule reports first quarter fiscal results
Joule reports second quarter fiscal results
Joule reports second quarter fiscal results
Joule receives going private proposal
Sep-02
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03

Source: Baseline

Reflects daily closing share prices and daily trading volume

# STOCK TRADING ANALYSIS – CLOSING SHARE PRICE DISTRIBUTION


Joule Closing Share Price
$2.85
1.90
1.80
1.70
1.60
1.50
1.40
1.30
1.20
1.10
1.00
.90
.80
.70
Current Proposal:
$1.35
2002
$ 2.85
$ 1.60
$ 1.25
$ 1.09
$ .70
Q2 2003
$ 1.20
$ 1.07
$ 1.05
$ 1.00
$ .90
Q3 2003
$ 1.20
$ 1.05
$ .99
$ .95
$ .85
Q4 2003 QTD
$ 1.48
$ 1.40
$ 1.30
$ 1.15
$ 1.10
QUARTILES:
<25%
25% - 50%
50% - 75%
75% - 100%

Source: Baseline

# COMPARABLE COMPANY ANALYSIS

| ($ in Millions) | Market Value | | | | Financial Data | | EV as a Multiple | | | | PE Multiple | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company | Price 19-Sep | % of 52 Week High | Market Cap | Enterprise Value | LTM Gross Margin | LTM EBITDA Margin | LTM Revenue | CY2003 [1] Revenue | LTM EBITDA | CY2003 [1] EBITDA | LTM | CY2003 [1] |
| Ablest Inc. | $ 5.35 | 77.0% | $ 15.3 | $ 13.7 | 17.2% | 1.0% | 0.13x | NA | 13.1x | NA | 41.2x | NA |
| Butler International | 1.09 | 91.6% | 11.1 | 66.2 | 18.3% | (1.2%) | 0.29x | NA | NM | NA | NM | NA |
| CDI Corporation | 27.44 | 93.7% | 541.6 | 436.3 | 25.6% | 3.6% | 0.40x | NA | 11.0x | 8.4x | 23.5x | 21.8x |
| Comforce | 0.62 | 57.4% | 10.3 | 132.9 | 17.7% | 4.1% | 0.36x | 0.12x | 8.8x | NA | 20.7x | NA |
| Diversified Corporate Resources | 0.90 | 72.0% | 2.6 | 7.7 | 31.5% | (1.5%) | 0.15x | NA | NM | NA | NM | NA |
| General Employment Enterprise | 0.81 | 90.0% | 4.1 | NM | 52.8% | (14.4%) | NM | NA | NM | NA | NM | NA |
| Hudson Highland Group | 19.40 | 79.0% | 163.5 | 123.9 | 39.2% | (0.7%) | 0.12x | 0.12x | NM | NA | NM | NA |
| Remedytemp | 12.70 | 79.2% | 114.9 | 81.9 | 17.8% | (0.3%) | 0.17x | 0.17x | NM | NA | 66.8x | NA |
| SOS Staffing Services | 1.31 | 32.3% | 16.6 | 38.3 | 20.2% | 2.7% | 0.23x | NA | 8.5x | NA | NM | NA |
| Spherion Corp | 7.18 | 91.3% | 409.5 | 443.1 | 24.4% | 0.3% | 0.22x | 0.22x | 71.2x | 27.5x | NM | NA |
| Venturi Partners | 10.00 | NA | 53.2 | 115.3 | 22.1% | 1.9% | 0.22x | NA | 11.8x | NA | NM | NA |
| Volt Information Sciences | 17.44 | 89.7% | 265.4 | 220.9 | 6.8% | 2.1% | 0.14x | 0.14x | 6.6x | 6.9x | 96.9x | 32.3x |
| Westaff Inc. | 2.06 | 68.2% | 32.9 | 45.7 | 17.6% | (1.2%) | 0.09x | NA | NM | NA | NM | NA |
| *Multi-Service Staffing* [2] | | | | | | | | | | | | |
| | | | | | | *Mean* | 0.17x | 0.15x | 9.9x | 7.7x | 49.8x | 27.0x |
| | | | | | | *Median* | 0.16x | 0.14x | 9.9x | 7.7x | 41.2x | 27.0x |
| | | | | | | High | 0.29x | 0.22x | 13.1x | 8.4x | 96.9x | 32.3x |
| | | | | | | Low | 0.09x | 0.12x | 6.6x | 6.9x | 20.7x | 21.8x |
| *Multi-Service Staffing Companies under $150 million in Revenue* [3] | | | | | | | | | | | | |
| | | | | | | *Mean* | 0.16x | | 10.0x | | 68.3x | |
| | | | | | | *Median* | 0.15x | | 10.1x | | 66.8x | |
| | | | | | | High | 0.23x | | 13.1x | | 96.9x | |
| | | | | | | Low | 0.09x | | 6.6x | | 41.2x | |
| Joule [4] | 1.35 | 87.5% | 5.2 | 8.3 | 18.8% | 1.1% | 0.12x | 0.12x | 11.0x | 8.5x | NM | NM |

Notes:

*Numbers boxed in not included in calculations*

(1) Estimates are from analysts quoted in I/B/E/S.

(2) Includes all companies.

(3) Includes ABP, HIR, RDMK, SOSS, VPTR, VOL, WSTF.

(4) Price is the offer price of the proposed deal.

# PRECEDENT TRANSACTIONS ANALYSIS

*Dollars in millions*

| Date Closed | Seller | Buyer | Enterprise Value | | LTM Revenue | | Multiple of Revenue | Multiple of EBITDA |
|---|---|---|---|---|---|---|---|---|
| Pending | Computer Horizons | Aquent | $ 82.0 | [1] | $ 259.6 | [1] | 0.32x | NM |
| Pending | Atlantic Data | Management | 3.7 | | 19.0 | | 0.20x | NM |
| Pending | medical staffing company | World Health Alternatives | 4.2 | | 7.2 | | 0.58x | NM |
| Aug-03 | U.S. Nursing | Clarion Capital Group | 141.9 | | 230.0 | | 0.62x | NM |
| Jun-03 | AlphaNet Solutions | Ciber | 5.8 | | 25.9 | | 0.22x | NM |
| Jun-03 | The Judge Group | Management Group | 15.4 | | 81.1 | | 0.19x | 30.6x |
| Jun-03 | ECE (fka Spectrum Contact Svs) | H.I.G. Capital | ND | | 100.0 | | ND | ND |
| Jun-03 | Med-Staff | Cross Country Healthcare | 141.5 | | 162.0 | | 0.87x | ND |
| Dec-02 | Travel Nurses International | Medical Staffing Network | 12.3 | | 34.4 | | 0.36x | 7.2x |
| Dec-02 | Medic-One Group | Allied Healthcare | 22.2 | | ND | | ND | ND |
| Oct-02 | Fluor Division | National Technical Systems | ND | | 75.0 | | ND | ND |
| Sep-02 | Rapid Design Service | Bartech Technical Services | ND | | ND | | ND | ND |
| Aug-02 | OnStaff | Hall Kinion | 33.0 | [2] | 35.2 | | 0.94x | ND |
| Aug-02 | CNC Global (US offices) | Technisource (sub of Intellimark) | ND | | ND | | ND | ND |
| Jul-02 | Technisource | Intellimark | 28.2 | | 134.8 | | 0.21x | 8.8x |
| Jun-02 | ProCare One Nurses | Horizon Health | 12.5 | | 24.0 | | 0.52x | ND |
| Apr-02 | Decision Consultants | Ciber | 62.5 | | 120.0 | | 0.52x | 5.7x |
| Apr-02 | Health Resource Management | AMN Healthcare Services | 9.3 | | 12.5 | | 0.75x | 6.3x |
| Jan-02 | Provisional Employment Solutions | Stratus Services Group | 2.7 | [3] | 23.0 | | 0.12x | 3.9x |

** Outliers, as indicated by a box, are excluded from mean and median calculations*

1) Transaction value and financial data have been updated to reflect current values.

2) Enterprise Value includes $13 million earn-out.

3) Enterprise Value includes $1.2 million earn-out.

| | Multiple of Revenue | Multiple of EBITDA |
|---|---|---|
| Mean | 0.35x | 6.2x |
| Median | 0.32x | 6.0x |
| High | 0.62x | 8.8x |
| Low | 0.12x | 3.9x |

# GOING PRIVATE TRANSACTIONS ANALYSIS - PREMIUMS

| Announce Date | Target Name | Acquirer Name | Deal Value | Offer Price | Premiums* 1-Day Prior | 5 Days Prior | 20 Days Prior |
|---|---|---|---|---|---|---|---|
| May-03 | Cysive | Management | $16.4 | $3.22 | 0.6% | 0.6% | 11.0% |
| May-03 | Atlantic Data Services | Management | 3.7 | 3.00 | 1.0% | 2.0% | 25.0% |
| Apr-03 | RWD Technologies | Management | 33.3 | 2.10 | 125.8% | 147.1% | 121.1% |
| Apr-03 | Dillon Vernon Corporation | Ripplewood Holdings, LLC | 54.8 | 7.25 | 72.6% | 74.7% | 72.2% |
| Mar-03 | Judge Group, Inc. | Management | 15.4 | 0.82 | 17.1% | 10.8% | 17.1% |
| Dec-02 | TDO Equipment | TDO Tender Co. | 66.7 | 5.22 | 20.8% | 21.1% | 28.9% |
| Oct-02 | Landair Corp. | Management | 97.7 | 13.00 | 25.0% | 31.0% | 24.9% |
| Oct-02 | BWAY Corporation | Kelso Corporation | 294.7 | 20.00 | 43.9% | 44.9% | 38.9% |
| Aug-02 | EXCO Resources, Inc. | Management | 309.4 | 17.00 | 14.1% | 16.0% | 15.3% |
| May-02 | U.S. Vision | Kayak Acquisition (Management) | 50.4 | 4.25 | 25.0% | 13.3% | 30.8% |
| Feb-02 | Deltek Systems | Management | 84.2 | 7.15 | 18.2% | 23.5% | 43.3% |
| Jan-02 | The Rottlund Company, Inc. | Management | 39.0 | 9.00 | 16.1% | 25.0% | 30.6% |
| Nov-01 | Leapnet, Inc. | Management | (4.7) | 1.75 | 8.7% | 10.1% | (2.2%) |
| Nov-01 | Ugly Duckling | UDC Acquisition Corp. | 484.2 | 2.51 | 0.8% | 1.6% | 3.7% |
| Oct-01 | Market America, Inc. | Management Group | 86.0 | 8.00 | 79.8% | 81.8% | 86.9% |
| Oct-01 | BLIMPIE International, Inc. | Private Investor Group | 15.8 | 2.80 | 86.7% | 93.1% | 62.8% |
| Oct-01 | NCH Corporation | Ranger Merger Corporation | 181.0 | 47.50 | 21.2% | 20.9% | 7.5% |
| Aug-01 | National Home Centers | The Newman Family | 23.1 | 1.20 | 4.3% | 4.3% | 5.3% |
| Jun-01 | Quizno's | Firenze Corp. | 52.3 | 8.50 | 10.7% | 6.4% | 7.1% |
| Apr-01 | Pierre Foods, Inc. | Management | 120.3 | 1.21 | (2.4%) | (17.1%) | 1.9% |
| Mar-01 | PJ America, Inc. | Management | 39.6 | 8.00 | 20.7% | 39.1% | 23.1% |
| Mar-01 | Eagle Point Software | Management Group | 16.6 | 6.40 | 42.2% | 50.6% | 60.0% |
| Feb-01 | Black Hawk Gaming | Management | 73.3 | 11.00 | 67.7% | 57.1% | 57.1% |
| Jan-01 | NextHealth, Inc. | Management | 75.4 | 5.45 | 39.4% | 45.3% | 57.1% |

All Transactions

| | 1-Day Prior | 5 Days Prior | 20 Days Prior |
|---|---|---|---|
| Mean | 27.6% | 28.5% | 30.8% |
| Median | 20.7% | 21.1% | 25.0% |
| High | 86.7% | 93.1% | 86.9% |
| Low | (2.4%) | (17.1%) | (2.2%) |

Transactions < $50 mm in deal value

| | 1-Day Prior | 5 Days Prior | 20 Days Prior |
|---|---|---|---|
| Mean | 25.8% | 30.0% | 27.3% |
| Median | 17.1% | 10.8% | 23.1% |
| High | 86.7% | 93.1% | 62.8% |
| Low | 1.0% | 2.0% | (2.2%) |

Transactions where a minority interest was acquired

| | 1-Day Prior | 5 Days Prior | 20 Days Prior |
|---|---|---|---|
| Mean | 16.0% | 16.2% | 22.5% |
| Median | 10.7% | 6.4% | 17.1% |
| High | 79.8% | 81.8% | 86.9% |
| Low | (2.4%) | (17.1%) | 1.9% |

* Premiums represent difference in Offer price and closing price 1, 5, 20 days prior to announcement date.
Numbers boxed in not included in calculations.

Source: Bloomberg

UPDATA CAPITAL

# COMPARABLES TRADING HISTORY


Implied % Change at $1.35: 24%
% Change
50%
40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
Sep-02
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Joule +28%
Nasdaq +41%
Comparables +17%

Source: Baseline

*Comparables include AIH, BUTL, CDI, CTS, HIR, JOB, HHGP, KFRC, RCMX, SFN, VOL, WSTF

# DISCOUNTED CASH FLOW ANALYSIS

| | | Year ended Sept. 30, | | | Year ended Sept. 30, | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | 2001 | 2002 | 2003 | 2004 | 2005 | 2006 | 2007 | 2008 |
| Sales | | $78.7 | $72.8 | $68.7 | $71.0 | $73.1 | $76.8 | $80.6 | $84.7 |
| Direct Costs | | 63.1 | 58.8 | 55.8 | 57.6 | 59.2 | 61.8 | 64.9 | 68.1 |
| SG&A | | 14.3 | 14.2 | 13.2 | 12.7 | 13.2 | 13.4 | 14.1 | 14.8 |
| EBIT | | 1.3 | (0.1) | (0.3) | 0.8 | 0.7 | 1.5 | 1.6 | 1.7 |
| Less: Taxes | 41.0% | (0.5) | 0.0 | 0.0 | (0.3) | (0.3) | (0.6) | (0.7) | (0.7) |
| Tax-effected EBIT | | 0.7 | (0.1) | (0.3) | 0.5 | 0.4 | 0.9 | 1.0 | 1.0 |
| Plus: Depreciation | | 1.0 | 0.9 | 0.9 | 0.9 | 0.8 | 0.8 | 0.8 | 0.8 |
| Less: Capital Expenditures | | | | (0.5) | (0.5) | (0.5) | (0.5) | (0.5) | (0.5) |
| Less: Changes in Working Capital | | | | 0.7 | (0.0) | (0.3) | 0.0 | 0.0 | 0.0 |
| Free Cash Flow | | | | $0.8 | $0.8 | $0.4 | $1.2 | $1.3 | $1.3 |

*EBITDA Multiple*

| | A | + | B | | | - | C | | |
|---|---|---|---|---|---|---|---|---|---|
| | Discounted (a) Cash Flows | | PV of Terminal Value as a Multiple of 2008 EBITDA (b) | | | | Firm Value | | |
| Discount Rate (c) | (2004-2008) | | 3.0x | 4.0x | 5.0x | | 3.0x | 4.0x | 5.0x |
| 10.6% | $3.6 | | $4.5 | $6.0 | $7.5 | | $8.1 | $9.6 | $11.1 |
| 11.6% | $3.5 | | $4.3 | $5.8 | $7.2 | | $7.8 | $9.3 | $10.7 |
| 12.6% | $3.4 | | $4.1 | $5.5 | $6.9 | | $7.5 | $8.9 | $10.3 |
| 13.6% | $3.3 | | $3.9 | $5.3 | $6.6 | | $7.3 | $8.6 | $9.9 |
| 14.6% | $3.2 | | $3.8 | $5.0 | $6.3 | | $7.0 | $8.3 | $9.5 |
| 15.6% | $3.1 | | $3.6 | $4.8 | $6.0 | | $6.8 | $8.0 | $9.2 |
| 16.6% | $3.1 | | $3.5 | $4.6 | $5.8 | | $6.5 | $7.7 | $8.8 |
| 17.6% | $3.0 | | $3.3 | $4.4 | $5.5 | | $6.3 | $7.4 | $8.5 |
| 18.6% | $2.9 | | $3.2 | $4.2 | $5.3 | | $6.1 | $7.2 | $8.2 |

| | - D | = | E | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Net Debt | | Total Equity Value | | | | Per Share Value | | |
| Discount Rate | @ Sept 2003 | | 3.0x | 4.0x | 5.0x | | 3.0x | 4.0x | 5.0x |
| 10.6% | $3.0 | | $5.1 | $6.6 | $8.1 | | $1.37 | $1.77 | $2.18 |
| 11.6% | $3.0 | | $4.8 | $6.2 | $7.7 | | $1.29 | $1.68 | $2.06 |
| 12.6% | $3.0 | | $4.5 | $5.9 | $7.2 | | $1.21 | $1.58 | $1.95 |
| 13.6% | $3.0 | | $4.2 | $5.5 | $6.9 | | $1.14 | $1.49 | $1.85 |
| 14.6% | $3.0 | | $4.0 | $5.2 | $6.5 | | $1.07 | $1.41 | $1.75 |
| 15.6% | $3.0 | | $3.7 | $4.9 | $6.1 | | $1.00 | $1.33 | $1.65 |
| 16.6% | $3.0 | | $3.5 | $4.6 | $5.8 | | $0.94 | $1.25 | $1.56 |
| 17.6% | $3.0 | | $3.3 | $4.4 | $5.5 | | $0.88 | $1.18 | $1.48 |
| 18.6% | $3.0 | | $3.0 | $4.1 | $5.2 | | $0.82 | $1.11 | $1.39 |

*(a) Present values calculated as of Sept. 30, 2003*
*(b) Discounted 5 years, based on 2008 EBITDA of $2.5 MM*
*(c) Discount rate calculated using WACC.*

UPDATA CAPITAL

# FAIRNESS OPINION LETTER